UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2007

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

000-52281
(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 441-295-2244

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On June 5, 2007, Energy XXI Gulf Coast, Inc. (the “Issuer”), a wholly owned subsidiary of Energy XXI (Bermuda) Limited (the “Company”), and the Company and all of the Issuer’s subsidiaries, as guarantors (the “Guarantors”), entered into (i) a purchase agreement with Jefferies & Company, Inc., Greenwich Capital Markets, Inc., BNP Paribas Securities Corp., BMO Capital Markets Corp., Capital One Southcoast, Inc. and Natexis Bleichroeder Inc. as initial purchasers (the “Initial Purchasers”), (the “Regulation S Purchase Agreement”) and (ii) a purchase agreement with the various purchasers named therein (the “Regulation D Purchasers”) (the “Regulation D Purchase Agreement”). The Regulation S Purchase Agreement and the Regulation D Purchase Agreement together relate to the issuance and sale by the Issuer to the Regulation D Purchasers and the Initial Purchasers of $750 million in aggregate principal amount of its Senior Notes due 2013 at par with a coupon of 10% (the “Notes”). All of the Notes were issued and sold on June 8, 2007. The Notes sold to the Regulation D Purchasers were offered and sold in a private placement in the United States in reliance on Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) (the “Regulation D Sale”) and the Notes sold to the Regulation S Purchasers were offered and sold in offshore transactions to non-U.S. persons in reliance on Regulation S of the Securities Act (the “Regulation S Sale” and together with the Regulation D Sale, the “Offering”). A copy of the Regulation D Purchase Agreement and the Regulation S Purchase Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively. The Notes are governed by the terms of the indenture, entered into and dated June 8, 2007, among the Issuer, the Guarantors and Wells Fargo Bank, a national banking association, as trustee (the “Indenture”). The Indenture contains covenants relating to, among other things, the incurrence of debt and limitations on asset sales, and also contains change of control provisions requiring the Issuer to repurchase the Notes upon a change of control. A copy of the Indenture is filed herewith as Exhibit 4.1.

On June 8, 2007, the Issuer, the Company and the other guarantors named therein entered into an Amended and Restated First Lien Credit Agreement with various financial institutions, as lenders, The Royal Bank of Scotland plc, as Administrative Agent, RBS Securities Corporation and BNP Paribas, as Syndication Agent, and Guaranty Bank, FSB and BMO Capital Markets Financing, Inc., as Co-Documentation Agents (the “Credit Agreement”). The Credit Agreement provides for an aggregate credit commitment of $700 million and matures June 8, 2011. A copy of the Credit Agreement is filed herewith as Exhibit 10.3.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Regulation S Purchase Agreement, the Regulation D Purchase Agreement, the Indenture and the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On June 11, 2007, the Company issued a press release announcing that the Issuer has closed the Offering. This press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and its contents are hereby incorporated by reference into this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	ITEM

4.1	Indenture, by and among, among Energy XXI Gulf Coast, Inc., Energy XXI (Bermuda) Limited, the Guarantors and Wells Fargo Bank, a national banking association, as trustee, dated as of June 8, 2007.
10.1	Regulation D Purchase Agreement by and among Energy XXI Gulf Coast, Inc., Energy XXI (Bermuda) Limited, the Guarantors and Regulation D Purchasers dated as of June 5, 2007
10.2
Regulation S Purchase Agreement by and among Energy XXI Gulf Coast, Inc., Energy XXI (Bermuda) Limited, the Guarantors and Jefferies & Company, Inc., Greenwich Capital Markets, Inc., BNP Paribas Securities Corp., BMO Capital Markets Corp., Capital One Southcoast, Inc. and Natexis Bleichroeder Inc. dated as of June 5, 2007

10.3
Amended and Restated First Lien Credit Agreement, dated June 8, 2007, among the Issuer, the guarantors named therein, the various financial institutions, as lenders, The Royal Bank of Scotland plc, as Administrative Agent, RBS Securities Corporation and BNP Paribas, as Syndication Agent, and Guaranty Bank, FSB and BMO Capital Markets Financing, Inc., as Co-Documentation Agents

99.1	Press Release dated June 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

Dated: June 11, 2007	By:	/s/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer

Exhibit Index

EXHIBIT NO.	ITEM

4.1	Indenture, by and among, among Energy XXI Gulf Coast, Inc., Energy XXI (Bermuda) Limited, the Guarantors and Wells Fargo Bank, a national banking association, as trustee, dated as of June 8, 2007.
10.1	Regulation D Purchase Agreement by and among Energy XXI Gulf Coast, Inc., Energy XXI (Bermuda) Limited, the Guarantors and Regulation D Purchasers dated as of June 5, 2007
10.2
Regulation S Purchase Agreement by and among Energy XXI Gulf Coast, Inc., Energy XXI (Bermuda) Limited, the Guarantors and Jefferies & Company, Inc., Greenwich Capital Markets, Inc., BNP Paribas Securities Corp., BMO Capital Markets Corp., Capital One Southcoast, Inc. and Natexis Bleichroeder Inc. dated as of June 5, 2007

10.3
Amended and Restated First Lien Credit Agreement, dated June 8, 2007, among the Issuer, the guarantors named therein, the various financial institutions, as lenders, The Royal Bank of Scotland plc, as Administrative Agent, RBS Securities Corporation and BNP Paribas, as Syndication Agent, and Guaranty Bank, FSB and BMO Capital Markets Financing, Inc., as Co-Documentation Agents

99.1	Press Release dated June 11, 2007